SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 7, 2003
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6368 (Commission File Number)	38-1612444 (IRS Employer Identification No.)

One American Road, Dearborn, Michigan 48126
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	Investor Presentation	Filed with this Report

Item 9. Regulation FD Disclosure

     Exhibit 99.1 to this report is incorporated by reference herein. Ford Motor Credit Company (“Ford Credit”) will make a presentation on May 7, 2003 to provide a business and FCAR update. David P. Cosper, Ford Credit’s Chief Financial Officer, will host the presentation to attendees at the American Financial Services Association Conference. The presentation will begin at 3:15 p.m. Individuals can hear this conference call by dialing 703-736-7227 or on the Internet at www.shareholder.ford.com. Individuals can access replays of Mr. Cosper’s business and FCAR update presentation by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com. The time referenced above is Eastern Daylight Saving Time.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Date: May 7, 2003	By:	FORD MOTOR CREDIT COMPANY (Registrant) /s/ A. B. Frankel A. B. Frankel Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	Investor presentation